                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

                          clickNsettle.com, Inc.
           (Exact Name of Registrant as Specified in its Charter)

              Delaware               0-21419                   23-2753988
 (State or other jurisdiction      Commission                (IRS Employer
       of incorporation)           File Number            Identification No.)

                         4400 Biscayne Boulevard, Suite 950
                               Miami, Florida 33137
                   (Address of principal executive offices)

                                  (305) 573-4112
                          (Registrant's Telephone Number)

                        990 Stewart Avenue, First Floor
                          Garden City, New York 11530
              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CRFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

     Following the purchase of control described in Item 5.01 of this Current Report on Form 8-K and after the resignation of directors and officers described in Item 5.02 of this Current Report on Form 8-K, clickNsettle.com, Inc., a Delaware corporation (the "Registrant" or the "Company") issued 44,921,052 shares of its common stock, par value $.001 per share, to the persons who purchased control of the Registrant on September 26, 2007 (the "New Control Group"). The total offering price for these restricted securities was $1,567,000. The Registrant claims exemption from registration of these securities pursuant to Section 4(2) of the Securities Act of 1933. Each purchaser of these restricted securities is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933 and is also a purchaser within the New Control Group.

     The Company has not made any unregistered sales of equity securities during the past three years.

Item 5.01  CHANGES IN CONTROL OF REGISTRANT

     On September 26, 2007, the New Control Group, headed by Glenn L. Halpryn of Miami, Florida, and Steven Jerry Glauser of Denver, Colorado, purchased 51.65% of the outstanding common stock of the Registrant from five shareholders of the Registrant pursuant to the terms of a stock purchase agreement dated September 26, 2007. Including the restricted securities issued by the Registrant for working capital following the purchase of control, the New Control Group beneficially owns 90.75% of the outstanding shares of the Registrant. The total consideration paid for the purchase of the shares from the five shareholders was $585,000. The total consideration paid for the purchase of the restricted shares from the Registrant was $1,567,000. The investors in the New Control Group used their personal funds to purchase the shares. Control of the Registrant was previously held by five shareholders, four of whom were officers and directors of the Registrant, who owned in the aggregate 51.65% of the Registrant's issued and outstanding shares and who sold control to the New Control Group.

     THE BUSINESS

     The Company provided alternative dispute resolution services from 1992 to 2005. Since 2005 the Company has not had an operating business.

PLAN OF OPERATION

     The New Control Group intends to effect a merger, acquisition or other business combination with an operating company, but such operating company has not been identified. Although the Company believes that it will be successful in consummating a business combination with an operating company, there can be no assurances that the Company will enter into such a transaction in the near future or on terms favorable to the Company.

PROPERTY

     The Company currently maintains, at no cost to the Company, its executive offices in approximately 600 square feet of office space located at 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137. The office space is leased by companies that are affiliated with Glenn L. Halpryn. Neither Mr. Halpryn nor his affiliated companies charge the Company for the use of this office space.

SECURITY OWNERSHIP

     The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of September 27, 2007 by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each person expected to be an executive officer of the Company, (iii) each person expected to be a director of the Company, and (iv) all directors and executive officers as a group. As of September 27, 2007, there were 55,150,265 shares of Common Stock outstanding.


Name and Address               Shares of Common Stock      Percent
of Beneficial Owner              Beneficially Owned         Owned
------------------------------------------------------------------
Glenn L. Halpryn                       5,319,474            9.7%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Steven Jerry Glauser                   6,735,870           12.2%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Ernest M. Halpryn                      5,262,672            9.5%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Stephen Bittel                         4,096,044            7.4%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Noah Silver                            1,679,604            3.1%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Alan Jay Weisberg                        502,401            0.9%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Curtis Lockshin                           90,960            0.2%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

All Officers and                       7,592,439           13.8%
Directors as a Group

Total Shares Outstanding
as of September 27, 2007              55,150,265


     It is expected that Glenn L. Halpryn, Alan Jay Weisberg, Noah Silver and Curtis Lockshin will be elected directors and officers, and their stock ownership is included in the table above.

EXECUTIVE COMPENSATION

     It is not currently anticipated that any executive officer will be compensated for his services in such executive capacity.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON STOCK

     The Company's Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol "CLIK".

     The following table sets forth, for the periods indicated, the range of high and low closing bid prices, as reported by the National Quotations Bureau and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Common Stock Closing Bid                      High              Low
----------------------------------        -------------    ------------
Fiscal Year 2007
First quarter (7/1/06-9/30/06)                $0.09             $0.06
Second quarter (10/1/06-12/31/06)              0.10              0.07
Third quarter (1/1/07-3/31/07)                 0.22              0.06
Fourth quarter (4/1/07-6/30/07)                0.12              0.07

Fiscal Year 2006
First quarter (7/1/05-9/30/05)                $0.15             $0.13
Second quarter (10/1/05-12/31/05)              0.15              0.08
Third quarter (1/1/06-3/31/06)                 0.10              0.07
Fourth quarter (4/1/06-6/30/06)                0.09              0.07

     The Company has not paid any cash dividends on its stock and does not anticipate paying any such cash dividends in the foreseeable future.

     As of August 23, 2007, prior to the change of control there were approximately 396 holders of record of the Company's common stock with 9,929,212 shares issued and outstanding.

LEGAL PROCEEDINGS

     The Company is not a party to any legal proceedings.

INDEMNIFICATION OF DIRECTORS

     The Company's Certificate of Incorporation provides for indemnification of directors.

ITEM 5.02  APPOINTMENT OF CERTAIN OFFICERS

     On September 26, 2007 in connection with the change of control, all of the Company's officers and directors resigned and Glenn L. Halpryn was appointed Acting Chief Executive Officer of the Company and Alan Jay Weisberg was appointed the Acting Chief Financial Officer of the Company.

     On September 26, 2007, the following persons were appointed directors of the Company to fill vacancies created by directors who resigned in connection with the change of control:

     Glenn L. Halpryn
     Alan Jay Weisberg
     Noah M. Silver
     Curtis Lockshin

     Glenn L. Halpryn. Mr. Halpryn was Chairman of the Board and Chief Executive Officer of Orthodontix, Inc., a public company, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Since December 2006 Mr. Halpryn has been Chairman of the Board and Chief Executive Officer of Getting Ready Corporation, a shell company traded on the OTC Bulleting Board. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation ("TIC"), serving in such capacity since June 2001. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC. From 1999, Mr. Halpryn also served as Vice President of Ivenco, Inc. ("Ivenco") until Ivenco's merger into TIC in June 2001. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation ("United Security"), a broker-dealer registered with the NASD. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a "blank check" company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc. Since October 2002, Mr. Halpryn has been a director of Ivax Diagnostics, Inc., a publicly held corporation, and is a member of its audit committee and chairman of its compensation committee.

     Alan Jay Weisberg. Mr. Weisberg is the Chief Financial Officer of Getting Ready Corporation. Mr. Weisberg was the Acting Chief Financial Officer of Orthodontix, Inc. from 1999 until December 2006 and a director and the Treasurer of Orthodontix, Inc. from 2001 until December 2006. Since July 1986, Mr. Weisberg has been a stockholder in the accounting firm of Weisberg Brause & Co., Boca Raton, Florida. Mr. Weisberg has been the principal financial officer of United Security since June 1987.

     Noah M. Silver. Mr. Silver is Vice President, Secretary, Treasurer and a Director of Getting Ready Corporation. Mr. Silver was a director of Orthodontix, Inc. from 2001 until December 2006. Mr. Silver has been the Chief Financial Officer of TIC since June 2001, a firm in which Mr. Halpryn is the Chief Executive Officer and a director. From March 2000, Mr. Silver served as the Chief Financial Officer of Ivenco, serving in such capacity until Ivenco's merger into TIC in June 2001. From January 1997 through February 1999, Mr. Silver was the President of Dryclean USA, Florida Division, and Dryclean USA Franchise Company. From April 1995 through December 1996, Mr. Silver was the Florida Division Controller and Vice President of Dryclean USA, the parent company of Dryclean USA, Florida Division. Mr. Silver is a Certified Public Accountant and a Certified Management Accountant and has earned a Master of Accounting Degree.

     Curtis Lockshin. Dr. Lockshin is a Director of Getting Ready Corporation. Since 2003, Dr. Lockshin has been an independent pharmaceutical & life sciences consultant, focused on small companies that seek to leverage their technology assets inside healthcare, biotechnology and security sectors. At Sepracor Inc. from 1998 to 2002, as a Scientist, Associate Director, and Director of Discovery Biology & Informatics, Dr. Lockshin was instrumental in establishing the New Leads program, which delivered novel chemical entities into the preclinical pipeline. In 2002-2003, while Director of Discovery Biology at Beyond Genomics, Inc., Dr. Lockshin co-developed strategies for utilizing proprietary technology platforms in clinical trial optimization and prediction of off-target drug activities. Dr. Lockshin's current activities include a program management engagement with 3rd Millennium Inc. (Waltham, MA) and a business development engagement with TelAztec LCC (Burlington, MA). Since 2004, Dr. Lockshin has served on the Board of Directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University support corporation, which supports basic research related to Alzheimer's disease and neurodegeneration via intramural, extramural, and international grants. Dr. Lockshin was a director of Orthodontix, Inc. from July until December 2006. Dr. Lockshin is a co-inventor on several U.S. patents and applications covering pharmaceuticals, biomaterials, and optics for remote biochemical sensing. He holds a Bachelor's degree in Life Sciences and a PhD in Biological Chemistry, both from the Massachusetts Institute of Technology.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO EXHIBITS

Exhibit Number     Description


99                 Press Release dated September 26, 2007



                           clickNsettle.com, Inc.

INDEX TO FINANCIAL STATEMENTS

                                                                  Pages

Report of Independent Registered Public Accounting Firm            F-2

Financial Statements

Balance Sheet                                                      F-3

Statements of Operations                                           F-4

Statements of Changes in Stockholders' Equity                      F-5

Statements of Cash Flows                                           F-6

Notes to Financial Statements                               F-7 - F-13


           Report of Independent Registered Public Accounting Firm

Board of Directors
clickNsettle.com, Inc.

We have audited the accompanying balance sheet of clickNsettle.com, Inc. (the "Company") as of June 30, 2007 and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of clickNsettle.com, Inc. as of June 30, 2007 and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has no operating business. Currently, the Company is actively searching for a new operating business to acquire or to enter into a merger transaction. There can be no assurances that an operating entity will be acquired or that a merger transaction will be consummated. As a result, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BP AUDIT GROUP, PLLC

Farmingdale, New York
September 18, 2007
                          clickNsettle.com, Inc.
                              BALANCE SHEET

                              June 30, 2007


                                     Assets

Current assets:
   Cash and cash equivalents                                           $   82,097
   Prepaid expenses and other current assets                                5,013
                                                                       ----------
Total current assets                                                   $   87,110
                                                                       ==========

                        Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                    $    3,702
   Accrued expenses and other liabilities                                  22,127
                                                                       ----------
Total current liabilities                                              $   25,829
                                                                       ----------

Commitments and Contingencies (See Notes)

Stockholders' equity:
   Preferred stock; $.001 par value; 5,000,000 shares authorized;
     0 shares issued
   Common stock; $.001 par value; 300,000,000 shares authorized;
    10,181,704 shares issued                                           $    10,18
   Additional paid-in capital                                           10,232,55
   Accumulated deficit                                                 (10,097,54
   Common stock in treasury at cost, 252,492 shares                        (83,91
                                                                       ----------
   Total stockholders' equity                                          $    61,28
                                                                       ----------
                                                                       $    87,11
                                                                       ==========















The accompanying notes are an integral part of these statements.

                             clickNsettle.com, Inc.
                            STATEMENTS OF OPERATIONS


                                                         Years Ended
                                                          June 30,
                                                 ------------------------------
                                                     2007               2006
                                                 -----------        -----------
Net revenues                                     $        --        $        --

General and administrative expenses                   79,802             98,176

Interest and investment income                         4,358              5,372
                                                 -----------        -----------
Net Loss                                         $   (75,444)       $   (92,804)
                                                 ===========        ===========
Net loss per common share -
   basic and diluted                             $     (0.01)       $     (0.01)
                                                 ===========        ===========

Weighted average shares outstanding -
   basic and diluted                               9,929,212          9,929,056
                                                 ===========        ===========


























The accompanying notes are an integral part of these statements.

                             clickNsettle.com, Inc.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   For the Years Ended June 30, 2007 and 2006


                                                                   Additional                         Common         Total
                                            Common Stock            Paid in         Accumulated      Stock in     Stockholders'
                                        Shares       Amount         Capital           Deficit        Treasury        Equity
                                      ----------    --------      -----------      -------------   -----------   ---------------

Balances at July 1, 2005              10,181,554    $10,182       $10,179,757      $(9,929,292)      $ (83,918)      176,729

Imputed contribution of capital
for accounting services provided by
principal shareholder                                                  33,000                                         33,000

Net loss                                                                               (92,804)                      (92,804)
                                      ----------    -------       -----------     ------------     -----------     ---------

Balances at June 30, 2006             10,181,554     10,182        10,212,757      (10,022,096)        (83,918)      116,295

Increase in shares issued due to
reconciliation with transfer agent           150

Imputed contribution to capital
for accounting services provided by
principal shareholder                                                  19,800                                         19,800

Net loss                                                                               (75,444)                      (75,444)
                                      ==========    =======       ===========     ============     ===========     =========

Balances at June 30, 2007             10,181,704    $10,182       $10,232,557     $(10,097,540)      $ (83,918)       61,281




The accompanying notes are an integral part of the financial statements.

                             clickNsettle.com, Inc.
                            STATEMENTS OF CASH FLOWS

                                                                         Years Ended
                                                                           June 30,
                                                                  ----------------------------
                                                                       2007           2006
                                                                  ------------    ------------

Cash flows from operating activities
   Net Loss                                                         $ (75,444)       $ (92,804)

   Adjustments to reconcile net loss to net cash used in operating activities

     Imputed contribution to capital for accounting
     services provided by principal shareholder                        19,800           33,000

     Changes in operating assets and liabilities
        Decrease in prepaid expenses and other current assets           7,265           14,310

        Decrease in amount due to related party buyer of
        discontinued operations                                                       (620,798)

       (Increase) decrease in accounts payable, accrued
       expenses and other liabilities                                   1,256          (75,172)
                                                                 ------------     ------------
          Net cash used in operating activities and net
          decrease in cash and cash equivalents                     $ (47,123)       $(741,464)

Cash and cash equivalents at beginning of year                        129,220          870,684
                                                                 ------------     ------------

Cash and cash equivalents at end of year                            $  82,097        $ 129,220
                                                                 ============     ============

The accompanying notes are an integral part of these statements.

                             clickNsettle.com, Inc.

                         Notes to Financial Statements

                             June 30, 2007 and 2006


1.   Organization and Basis of Presentation

     clickNsettle.com, Inc. ("CLIK") previously provided a broad range of Alternative Dispute Resolution ("ADR") services, primarily arbitrations and mediations, principally in the United States. CLIK incorporated on January 12, 1994 and began operations on February 15, 1994. On October 31, 1994, the predecessor operating company, which was primarily owned by CLIK's Chief Executive Officer, was acquired by and became a wholly-owned subsidiary of CLIK. The transaction was accounted for as a transfer of assets between companies under common control, with the assets and liabilities of the predecessor operating company combined with those of CLIK at their historical carrying values. The predecessor operating company also provided a broad range of ADR services, including arbitrations and mediations. The predecessor operating company began operations in March 1992.

     Prior to January 1, 2006, the accompanying financial statements of clickNsettle.com, Inc. included the accounts of its wholly-owned subsidiaries, Michael Marketing LLC and clickNsettle.com LLC (collectively referred to herein as the "Company"). As of January 1, 2006, the Company transferred ownership of its wholly-owned subsidiary, Michael Marketing LLC, to National Arbitration and Mediation, Inc. ("NAMI") (see Note 2 below). Such subsidiary was inactive and had no operations or net assets. Previously, the Company dissolved its wholly-owned subsidiary, clickNsettle,com LLC, as it was also inactive and had no operations or net assets. As such, the Company no longer owns any subsidiaries or has any operations. There is substantial doubt about the Company's ability to continue as a going concern. See Note 2.

2.   Going Concern

     On January 13, 2005, the Company sold the assets of its dispute resolution business (the "ADR business") to NAMI, a company owned by the Company's Chief Executive Officer, Roy Israel. In consideration, NAMI assumed all current and future liabilities and commitments of the ADR business. Specifically, the Company was released from its lease agreements for office space in Great Neck and Brooklyn, New York and from its employment agreements with its President and Chief Financial Officer. Additionally, NAMI paid all the remaining payments on leases of a Company automobile and of a postage meter. The Company remained contingently liable for payables and other obligations assumed by NAMI of approximately $20,380 as of June 30, 2007. See Note 8.

     The liabilities and assets other than cash were transferred to NAMI as of January 13, 2005, while the cash balances were transferred thereafter. As such, the Company incurred interest expense on the unpaid balance. The interest rate charged was equal to the interest rate earned on invested balances. The cash balances were fully transferred from the Company to NAMI during the period from August 2005 through February 2006. The interest charge for the year ended June 30, 2006 was $3,250. Since the consummation of the sale, the Company has no operating business. Currently, the Company is actively searching for a new operating business to acquire or to enter into a merger transaction. There can be no assurances that an operating entity will be acquired or that a merger transaction will be consummated. The Company's controlling shareholders have signed a letter of intent with a third party for the sale of their common stock. If a sale is consummated, a change in control of the Company would result. If a sales agreement is executed, it is expected that the Company will seek to increase its authorized common shares and effect a reverse stock split. The purchaser, a non-operating entity, intends to effect a merger with, or an acquisition of, an operating company at a later date. No acquisition target has been identified at this time. There is no assurance that the stock sale will be completed, or if completed, that the post-stock sale transaction company will be able to effectuate a merger with, or an acquisition of, an operating company.

     As a result of continued losses, limited cash and other resources and the uncertainty as to the Company's ability to effect a merger or a similar transaction with the intent to acquire a different operating business, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.  Summary of Significant Accounting Policies

     A summary of the significant accounting and reporting policies applied on a consistent basis which conforms with accounting principles generally accepted in the United States of America follows:

     a.   Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     b.   Cash and Cash Equivalents

          Cash and cash equivalents consist of cash on hand and money market funds. The Company considers all unrestricted highly liquid investments purchased with a maturity of less than three months to be cash equivalents.

     c.   Income Taxes

          The Company follows the asset and liability method of accounting for income taxes by applying statutory tax rates in effect at the balance sheet date to differences between the book and tax bases of assets and liabilities. The resulting deferred tax liabilities or assets are adjusted to reflect changes in tax laws or rates by means of charges or credits to income tax expense. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be realizable.

     d.   Loss Per Common Share

          Basic loss per share is based on the weighted-average number of common shares outstanding without consideration of potential common stock. Diluted loss per share is based on the weighted-average number of common and potential common shares outstanding. The calculation takes into account the shares that may be issued upon exercise of stock options, reduced by the shares that may be repurchased with the funds received from the exercise, based on the average price during the period. Diluted loss per share is the same as basic loss per share, as potential common shares of 213,990 and 448,974, at June 30, 2007 and 2006, respectively, would be antidilutive as the Company incurred net losses for the years ended June 30, 2007 and 2006.

     e.   Effect of Recently Issued Accounting Pronouncements

          In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 123R, Share-based Payment ("SFAS No. 123R"). SFAS No. 123R established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro-forma disclosures of fair value were required. The Company adopted SFAS No. 123R as of July 1, 2006. The adoption of this statement did not have a material impact on the financial statements of the Company as the Company has not issued any stock options since June 30, 2004. Additionally, the Company's Incentive and Nonqualified Stock Option Plan automatically terminated on April 1, 2006 and therefore no additional options may be issued pursuant to this plan.

     In June 2006, the FASB issued Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for the Company's fiscal year 2008 financial statements. The adoption of this interpretation is not expected to have a material impact on the financial statements of the Company.

     In September 2006, the U.S. Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 108, which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company adopted SAB No. 108 as of June 30, 2007. The adoption of this statement did not have a material impact on the financial statements of the Company.

4.   Comprehensive Loss

     There are no items of comprehensive loss other than net loss.

5.   Income Taxes

     Temporary differences which give rise to deferred taxes are summarized as follows:

                                                            2007          2006
                                                     -----------       -----------

Deferred tax assets
   Net operating, capital and other loss
   carryforwards                                    $  3,525,800       $ 3,494,400
   Other                                                      --            43,000
                                                     -----------       -----------
      Net deferred tax assets before
      valuation allowance                              3,525,800         3,537,400

Valuation allowance                                   (3,525,800)       (3,537,400)
                                                    ------------       -----------
      Net deferred tax asset                        $         --       $        --
                                                    ============       ===========


     The Company has recorded a full valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized.

     The Company's effective income tax rate differs from the statutory federal income tax rate as a result of the following:


                                                         2007               2006
                                                      ----------         ----------
Benefit at statutory rate                             $  (25,651)        $  (31,553)
State and local benefit, net of federal tax               (3,338)            (5,568)
Nondeductible expenses and other-net                      40,589            (71,979)
(Decrease) increase in the valuation allowance           (11,600)           109,100
                                                      ----------         ----------
                                                      $       --         $       --
                                                      ==========         ==========

     At June 30, 2007, the Company had a net operating loss carryforward for federal income tax reporting purposes amounting to approximately $9,040,450, expiring from 2012 through 2027. Additionally, the Company has a net capital loss carryforward for federal income tax reporting purposes at June 30, 2007 of approximately $231,161 which expires from 2008 through 2009. No income taxes were paid in the years ended June 30, 2007 and 2006.

     Under current tax law, the utilization of net operating losses will be restricted if significant changes in the Company's ownership were to occur. In addition, their use is limited to future earnings of the Company.

6.   Stockholders' Equity

     a.   Preferred Stock

          The Company's Board of Directors has authorized 5,000,000 shares of $.001 par value preferred stock.

     b.   Common Stock

          On January 31, 2007, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of the State of Delaware, pursuant to which the Company increased the number of authorized shares of its common stock from 25 million to 300 million. In January 2005, the Company's shareholders had authorized the Board of Directors, in their sole discretion, to make such an increase. The Board of Directors believed it was appropriate to do so in order to facilitate a merger transaction or to acquire a different operating business which the Company has been seeking.

     c.   Treasury Stock

          As of June 30, 2007, the Company had an aggregate of 252,492 treasury shares, with a total cost of $83,918.

     d.   Stock Option Plan

          The Company previously had an Incentive and Nonqualified Stock Option Plan (the "Plan") that terminated on April 1, 2006.

          In accordance with the Plan, all unvested employee stock options vested as of the date of the sale of the ADR business on January 13, 2005. As the Company did not retain any employees subsequent to the sale, all employee options expired at the close of business on April 13, 2005 unless they were exercised prior thereto. Accordingly, the only options outstanding subsequent to April 13, 2005 are those that had been granted to directors, consultants and advisors.

          The Company's stock option awards granted to employees, directors and consultants as of and for the years ended June 30, 2007 and 2006 are summarized as follows:

                                             2007                        2006
                                     ---------------------       ---------------------
                                                 Weighted-                   Weighted-
                                                  average                     average
                                                  exercise                   exercise
                                       Shares      price           Shares      price
                                     ---------     -------        -------     --------

Outstanding at beginning of year       448,974     $  1.42        448,974       $ 1.42
Awards granted                              --          --             --           --
Awards exercised                            --          --             --           --
Awards canceled/forfeited             (234,984)    $  2.44             --           --
                                     ---------     -------        -------       ------
Outstanding at end of year             213,990     $  0.30        448,974       $ 1.42
                                     =========     =======        =======       ======
Options exercisable at year-end        213,990     $  0.30        448,974       $ 1.42
                                     =========     =======        =======       ======

Weighted-average fair value of
Options granted during the year

The following information applies to options outstanding and exercisable at June 30, 2007:

                               Outstanding             Exercisable
                  -------------------------------   ----------------------
                              Weighted-
                               average  Weighted-               Weighted-
                              remaining  average                 average
Range of exercise    Number    life in   exercise      Number    exercise
      Prices      outstanding   years      price    exercisable    price
----------------- ----------- --------- ---------   ----------- ----------
$ 0.05 - $ 0.11      150,000     6.50     $ 0.08       150,000    $ 0.08
$ 0.15 - $ 0.20       39,990     4.62     $ 0.18        39,990    $ 0.18
$ 0.78 - $ 1.13        9,000     1.56     $ 0.93         9,000    $ 0.93
$ 2.47                15,000     3.00     $ 2.47        15,000    $ 2.47
                  -----------                       -----------
                     213,990                           213,990
                  ===========                       ===========

     Stock option awards were granted at prices equal to or above the closing bid price on the date of grant. No options were granted during the years ended June 30, 2007 and 2006. No options were exercised during the years ended June 30, 2007 and 2006. As of June 30, 2007, there were no shares available for granting of options under the Plan as the plan automatically terminated on April 1, 2006.

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model.

     e.   Common Stock Reserved

          At June 30, 2007, 213,990 shares are reserved for issuance of common stock for the remaining options still outstanding and exercisable. See Note 6(d) above.

7.   Transactions with Related Parties

     On January 13, 2005, the Company sold its ADR business to NAMI, a company owned by the Company's chief executive officer, Roy Israel. See Note 2.

     As part of the agreement of sale, NAMI agreed to contribute accounting services to the Company after the sale of the ADR business. The value of services performed during the years ended June 30, 2007 and 2006 was $19,800 and $33,000, respectively. Charges of such amounts have been imputed to general and administrative expenses in the accompanying statements of operations with equivalent offsets to additional paid-in capital.

8.   Commitments and Contingencies

     In connection with the sale of the ADR business, NAMI assumed the current and future commitments of the Company. Specifically, the Company was released from its lease agreements for office space in Great Neck and Brooklyn, New York and from its employment agreements with its President and Chief Financial Officer. To the extent that the Company was not released from its commitments, NAMI has guaranteed any and all payments arising therefrom. The Company remained contingently liable for payables and assumed obligations of NAMI of approximately $20,380 as of June 30, 2007.

9.   Estimated Fair Value of Financial Instruments

     As of June 30, 2007, the Company's financial instruments included cash and cash equivalents, accounts payable and accrued expenses. The fair values of these cash and cash equivalents, accounts payable and accrued expenses approximated carrying values because of the short-term nature of these items.

10.  Credit Concentrations

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

     The Company's cash and cash equivalents at North Fork Bank consist primarily of demand deposits and a money market fund. As of June 30, 2007, such amounts on deposit were within the federally insured limits. Additionally, the Company maintains other money market accounts at Merrill Lynch, Pierce, Fenner & Smith Inc. This institution insures such balances against its financial failure. Additionally, the Securities Investor Protection Corporation protects securities in the account up to $500,000. As of June 30, 2007, the Company's cash and cash equivalents were within these insured limits.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   clickNsettle.com, Inc.
                                   (Registrant)


Dated: October 1, 2007           By: /s/ Glenn L. Halpryn
                                    ---------------------------------------
                                    Glenn L. Halpryn
                                    Acting Chief Executive Officer